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                                                                   EXHIBIT 10.11

                      AMENDMENT NUMBER TWO TO AMENDED AND
                      RESTATED LOAN AND SECURITY AGREEMENT

              This AMENDMENT NUMBER TWO TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment") is entered into as of December 23, 1996, by and between Foothill Capital Corporation, a California corporation ("Foothill"), on the one hand, and Phoenix Network, Inc., a Delaware corporation ("Phoenix"), Phoenix Network Acquisition Corp., a Delaware corporation ("PNAC"), and AmeriConnect, Inc., a Delaware corporation ("AmeriConnect"), on the other hand, with reference to the following facts:

       A. Foothill, as lender, and Phoenix, as borrower, heretofore entered into that certain Amended and Restated Loan and Security Agreement, dated as of September 26, 1995 (despite the fact that the recitals thereof erroneously referred to "1993" rather than "1995") (herein the "Original Agreement");

       B. Phoenix and PNAC entered into that certain Amendment Number One to Amended and Restated Loan and Security Agreement, dated as of October __, 1996 (the "First Amendment") with Foothill to amend the Original Agreement to, among other things, add PNAC as a secured co-borrower, and modify the Borrowing Base, in each case as set forth in the First Amendment (the Original Agreement, as amended by the First Amendment, is referred to herein as the "Agreement");

       C. Phoenix, PNAC, and AmeriConnect (individually and collectively, jointly and severally, "Borrower") have requested Foothill to amend the Agreement to, among other things, add AmeriConnect as a secured co-borrower, and modify the Borrowing Base, in each case as set forth in this Amendment;

       D. Foothill is willing to so amend the Agreement in accordance with the terms and conditions hereof; and

       E. All capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Agreement, as amended hereby.

              NOW, THEREFORE, in consideration of the above recitals and the mutual promises contained herein, Foothill and Borrower hereby agree as follows:

              1.     Amendments to the Agreement.

                     a. Section 1.1 of the Agreement hereby is amended by adding the following new defined terms in alphabetical order:

                     "AmeriConnect" means AmeriConnect, Inc., a Delaware corporation.

                     "AmeriConnect Accounts" means Accounts of AmeriConnect.

                     "Eligible AmeriConnect Accounts" means Eligible Accounts of AmeriConnect.

                     "AmeriConnect Dilution Threshold" means five percent (5%).
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                     "AmeriConnect Kentucky/South Carolina Reserve" means a
       reserve against the Borrowing Base, to be determined from time to time by Foothill, in an amount equal to the aggregate amount of obligations owed by AmeriConnect in respect of refunds to its customers in the States of Kentucky and South Carolina required by the respective licensing commissions of such States as a result of AmeriConnect's failure to obtain a license therefrom prior to doing business in such States. As of the Second Amendment Closing Deadline (as defined in the Second Amendment), the amount of such reserve shall be approximately $49,000.

                     "AmeriConnect Payables Reserve" means a reserve against the Borrowing Base, to be determined from time to time by Foothill, in an amount equal to the aggregate amount of accounts payable of AmeriConnect to long distance carriers that are more than 30 days past due.

                     "Mercantile Pay-Off Letter" means a letter, in form and substance reasonably satisfactory to Foothill from Mercantile Bank of Kansas respecting the amount necessary to repay in full all of the obligations of AmeriConnect owing to Mercantile Bank of Kansas and obtain a termination or release of the Liens existing in favor of Mercantile Bank of Kansas on the properties and assets of AmeriConnect.

                     "Second Amendment" means that certain Amendment Number Two to Amended and Restated Loan and Security Agreement, dated as of December 23, 1996, between Foothill and Borrower.

                     b. The following definitions contained in Section 1.1 of the Amendment are amended and restated in their entirety to read as follows:

                     "Borrower" means Phoenix, PNAC, and AmeriConnect, and each of them, jointly and severally, collectively and individually.

                     "Dilution" means, with respect to any Dilution Measuring Period, as reasonably determined by Foothill: (a) With respect to Phoenix, the fraction, expressed as a percentage, of which the numerator is the total during such Dilution Measuring Period of all bad debt write-downs, promotions, and other items with respect to Accounts of Phoenix that could reduce or otherwise impair the full and timely collection of such Accounts, and of which the denominator is the total during such Dilution Measuring Period of all collections received with respect to Accounts of Phoenix; (b) With respect to PNAC, the fraction, expressed as a percentage, of which the numerator is the total during such Dilution Measuring Period of all bad debt write-downs, promotions, and other items with respect to Accounts of PNAC that could reduce or otherwise impair the full and timely collection of such Accounts, and of which the denominator is the total during such Dilution Measuring Period of all collections received with respect to Accounts of PNAC; and (c) With respect to AmeriConnect, the fraction, expressed as a percentage, of which the numerator is the total during such Dilution Measuring Period of all bad debt write-downs, promotions, and other items with respect to Accounts of AmeriConnect that could reduce or otherwise impair the full and timely collection of such Accounts, and of which the denominator is the total during such Dilution Measuring Period of all collections received with respect to Accounts of AmeriConnect.

                     "Eligible Accounts" means those Accounts created by Borrower in the ordinary course of business that arise out of Borrower's sale of goods, sale of general intangibles relating to the provision of telecommunication services, or rendition of services, that strictly comply with all of Borrower's representations and warranties to Foothill, and that are and at all times shall continue





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       to be acceptable to Foothill in all respects; provided, however, that standards of eligibility may be fixed and revised from time to time by Foothill in Foothill's reasonable credit judgment. Eligible Accounts shall include Eligible Unbilled Accounts. Eligible Accounts shall not include the following:

                            (a) Accounts which the Account Debtor has failed to pay within sixty (60) days of invoice date;

                            (b) Accounts other than AmeriConnect Accounts that are not due upon receipt of Borrower's invoice by the Account Debtor or within ten (10) days thereafter

                            (c) AmeriConnect Accounts that are not due upon receipt of its invoice by the Account Debtor or within thirty (30) days thereafter;

                            (d) Accounts with respect to which the Account Debtor is an officer, employee, Affiliate, or agent of Borrower;

                            (e) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the Account Debtor may be conditional;

                            (f) Accounts with respect to which the Account Debtor is not a resident of the United States, and which are not either
       (1) covered by credit insurance in form and amount, and by an insurer, satisfactory to Foothill, or (2) supported by one or more letters of credit that are assignable by their terms and have been delivered to Foothill in an amount and of a tenor, and issued by a financial institution, acceptable to Foothill;

                            (g) Accounts with respect to which the Account Debtor is the United States or any department, agency, or instrumentality of the United States, any state of the United States;

                            (h) Accounts with respect to which Borrower is or may become liable to the Account Debtor for goods sold or services rendered by the Account Debtor to Borrower;

                            (i) Accounts with respect to an Account Debtor whose total obligations owing to Borrower exceed ten percent (10%) of all Eligible Accounts, to the extent of the obligations of such Account Debtor in excess of such percentage;

                            (j) Accounts with respect to which the Account Debtor disputes liability or makes any claim with respect thereto, or is subject to any Insolvency Proceeding, or become insolvent, or goes out of business;

                            (k) Accounts the collection of which Foothill, in its reasonable credit judgment, believes to be doubtful by reason of the Account Debtor's financial condition;

                            (l) Accounts owed by an Account Debtor that has failed to pay fifty percent (50%) or more of its Accounts owed to Borrower within sixty (60) days of the date of the applicable invoices;





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                            (m)    Accounts that are payable in other than
       United States Dollars;

                            (n) Accounts, other than Eligible Unbilled Accounts, that have not yet been billed to the relevant Account Debtor;

                            (o) Accounts that represent progress payments or other advance billings that are due prior to the completion of performance by Borrower of the subject contract for goods or services;

                            (p) Without duplication of any amounts included in the Phoenix Payables Reserve or the PNAC Payables Reserve or the AmeriConnect Payables Reserve, Accounts arising from services provided by a Carrier, if Borrower is in default of its obligations to such Carrier in any material respect that would entitle such Carrier to exercise remedies against Borrower, if such Carrier in fact is exercising such remedies, or has indicated its intention to exercise such remedies, or has threatened to exercise such remedies, and if Foothill in the good faith exercise of Foothill's discretion has determined that such actual, intended, or threatened exercise of remedies may interfere with the value or collectibility of the affected Accounts;

                            (q)    "On Campus" accounts of PNAC;

                            (r) Accounts of PNAC or AmeriConnect owed by residential Account Debtors (excluding, however, all Accounts of Phoenix owed by residential Account Debtors); and

                            (s) Accounts of AmeriConnect that are "inactive" (i.e., as to which AmeriConnect has disconnected service to the Account Debtor that owes such Account.

                     "Eligible Unbilled Accounts" means those particular Accounts created by Phoenix in the ordinary course of business that arise out of Phoenix's sale of goods, sale of general intangibles relating to the provision of telecommunication services, or rendition of services, but have not yet been billed to the relevant Account Debtor, that are described in a call transaction record tape or electronic data transfer that has been delivered by a Carrier to Integretel, or to any other similar processing and billing agent acceptable to Foothill in its sole discretion, and that in all other respects qualify as Eligible Accounts. Eligible Unbilled Accounts shall not include any Accounts of PNAC or AmeriConnect.

                     "Loan Documents" means this Agreement, the First Amendment, the Second Amendment, the Suretyship Agreement, the Lock Box Agreement, any note or notes executed by Borrower and payable to Foothill, and any other agreement entered into by Borrower or any Affiliate of Borrower in connection with this Agreement.

                     "Lock Box" shall have the meaning provided in any Lock Box Agreement.

                     "Lock Box Agreement" means any and every Lockbox Operating Procedural Agreement (or agreement of similar import), in form and substance satisfactory to Foothill, among Borrower, Foothill, and a Lock Box Bank.

                     "Lock Box Bank" means Union Bank of California, Norwest Bank Colorado, N.A., or any other bank, reasonably acceptable to Foothill, that enters into a Lock Box Agreement.





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                     "Reference Rate" means the variable rate of interest, per
       annum, most recently announced by Norwest Bank Minnesota, National Association, or any successor thereto, as its "base rate," irrespective of whether such announced rate is the best rate available from such financial institution.

                     "Suretyship Agreement" means an Amended and Restated Suretyship Agreement, in form and substance satisfactory to Foothill, dated as of even date with the Second Amendment, between Foothill and Borrower, incorporating certain suretyship waivers and other matters pertaining to the co-borrower status of Phoenix, PNAC, and AmeriConnect.

                     c. The following specified provisions of the Agreement hereby are amended and restated in their entirety as follows:

                               (1)    The first two paragraphs of the Agreement:

              This AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, is entered into as of September 26, 1995, between FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333, PHOENIX NETWORK, INC. a Delaware corporation, ("Phoenix"), with its chief executive office located at 1687 Cole Boulevard, Golden, Colorado 80401, PHOENIX NETWORK ACQUISITION CORP., a Delaware corporation ("PNAC"), with its chief executive office located at 1687 Cole Boulevard, Golden, Colorado 80401, and AMERICONNECT, INC., a Delaware corporation ("AmeriConnect"), with its chief executive office located at 1687 Cole Boulevard, Golden, Colorado 80401.

              This Agreement amends and restates the Loan and Security Agreement dated as of August 26, 1993 (as previously amended, the "Prior Agreement") among Foothill and Phoenix. Except for any provisions of the Prior Agreement that, by their terms, survive its termination (such as indemnities by Phoenix in favor of Foothill), this Agreement supersedes and replaces the Prior Agreement and all Obligations of Phoenix under the Prior Agreement shall become Obligations of Borrower under this Agreement.

                              (2)    Section 2.1:

                     2.1 REVOLVING ADVANCES. Subject to the terms and conditions of this Agreement, and so long as no Event of Default has occurred and is continuing, Foothill agrees to make revolving advances to Borrower in an amount not to exceed the lesser of (i) the Maximum Amount less the outstanding balance of all undrawn or unreimbursed L/Cs and L/C Guarantees, or (ii) the Borrowing Base less (A) the aggregate amount of all undrawn or unreimbursed L/Cs and L/C Guarantees, less (B) the aggregate amount of the AmeriConnect Kentucky/South Carolina Reserve. For purposes of this Agreement "Borrowing Base" shall mean:

                            (a) subject to adjustment based on Dilution as provided in subsection 2.1(b), an amount equal to the lesser of: (i) the sum of (A) the greater of (w) zero, and (x) eighty percent (80%) of the amount of Eligible Phoenix Accounts (other than Eligible Unbilled Accounts), less the Phoenix Payables Reserve, plus (B) the greater of
       (y) zero, and (z) eighty percent (80%) of the Amount of Eligible PNAC Accounts, less the PNAC Payables Reserve, plus (C) the greater of (y) zero, and (z) eighty percent (80%) of the Amount of Eligible AmeriConnect Accounts, less the AmeriConnect Payables Reserve, plus (D) the amount, not to exceed Three Million Dollars





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       ($3,000,000), equal to forty percent (40%) of the amount of Eligible
       Unbilled Accounts; and (ii) an amount equal to Borrower's cash collections for the immediately preceding sixty (60) day period.

                            (b) Should Dilution with respect to Phoenix during any Dilution Measuring Period exceed the Phoenix Dilution Threshold, the advance rates set forth in subsections 2.1(a)(i)(A) and 2.1(a)(i)(D) shall be reduced during the next calendar month by one percent for each percent by which such Dilution exceeded the Phoenix Dilution Threshold (rounded to the nearest whole number). Should Dilution with respect to PNAC during any Dilution Measuring Period exceed the PNAC Dilution Threshold, the advance rate set forth in subsection 2.1(a)(i)(B) shall be reduced during the next calendar month by one percent for each percent by which such Dilution exceeded the PNAC Dilution Threshold (rounded to the nearest whole number). Should Dilution with respect to AmeriConnect during any Dilution Measuring Period exceed the AmeriConnect Dilution Threshold, the advance rate set forth in subsection 2.1(a)(i)(C) shall be reduced during the next calendar month by one percent for each percent by which such Dilution exceeded the AmeriConnect Dilution Threshold (rounded to the nearest whole number).

                            (c) Anything to the contrary in paragraphs (a) or (b) above notwithstanding, Foothill may reduce its advance rates based upon Eligible Accounts without declaring an Event of Default, with respect to any one or more of Phoenix, PNAC, and AmeriConnect, if it determines, in its reasonable discretion, that there is a material impairment of the prospect of repayment of all or any portion of the Obligations or a material impairment of the value or priority of Foothill's security interests in the Collateral.

                            (d) Foothill shall have no obligation to make advances hereunder to the extent they would cause the outstanding Obligations to exceed Ten Million Dollars ($10,000,000) (the "Maximum Amount").

                            (e) Foothill is authorized to make advances under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Officer of Borrower or, without instructions, if pursuant to Section 6.12. Borrower agrees to establish and maintain a single designated deposit account for the purpose of receiving the proceeds of the advances requested by Borrower and made by Foothill hereunder. Unless otherwise agreed by Foothill and Borrower, any advance requested by Borrower and made by Foothill hereunder shall be made to such designated deposit account. Amounts borrowed pursuant to this Section 2.1 may be repaid and, so long as no Event of Default has occurred and is continuing, reborrowed at any time during the term of this Agreement.

                              (3)    Section 5.3:

                     5.3 SUBSIDIARIES; TRADE NAMES; TAXPAYER ID NUMBERS. PNAC is a wholly-owned subsidiary of Phoenix. AmeriConnect is a wholly-owned subsidiary of Phoenix. Phoenix has no subsidiaries other than PNAC and AmeriConnect. PNAC has no subsidiaries. AmeriConnect has no subsidiaries. Phoenix does business under the following trade names or fictitious business names, and no others (provided that, following any merger of PNAC into Phoenix that has been approved by Foothill, Phoenix may do business under any names under which PNAC formerly was permitted to do business; provided further that, following any merger of AmeriConnect into Phoenix that has been approved by Foothill, Phoenix may do business under any names under which AmeriConnect formerly was permitted to do business): Phoenix Telcom, Inc.; Office Depot Communications; and Comdial Network Service. PNAC does business under the following trade names or fictitious business names, and no others:
       Automated Communications, Inc.; ACI; ACAmerica; and MasterCall. AmeriConnect does business under the following trade





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       names or fictitious business names, and no others:  AmeriConnect; A-Fax;
       and Amerifax. The foregoing notwithstanding, any of Phoenix, PNAC, or AmeriConnect may adopt addition trade names or fictitious business names in compliance with applicable law so long as Foothill receives not less than thirty (30) days prior written notice thereof, and, after the passage of thirty (30) days after the giving of such written notice, such names prospectively shall be deemed included within the foregoing representations and warranties. The federal taxpayer identification number of Phoenix is 84-0881154. The federal taxpayer identification number of PNAC is 84-1335451. The federal taxpayer identification number of AmeriConnect is 48-1056927.

                            (4)    The first sentence of Section 6.2:

       Each of Phoenix, PNAC, and AmeriConnect, separately, shall deliver to Foothill, no later than the twentieth (20th) day of each month during the term of this Agreement, a detailed aging, by total, of its Accounts, a reconciliation statement, and a summary aging, by vendor, of all its accounts payable and any book overdraft.

                            (5)    The first sentence of Section 6.3:

       With such regularity as Foothill shall require, each of Phoenix, PNAC, and AmeriConnect, separately, shall provide Foothill with schedules describing all its Accounts.

                            (6)    Section 7.3:

                            7.3 RESTRICTIONS ON FUNDAMENTAL CHANGES. Enter into any acquisition, merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business, property, or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the assets, stock, or other evidence of beneficial ownership of any Person. Without limiting the generality of the foregoing, none of Phoenix, PNAC, and AmeriConnect shall merge or consolidate its operations with the operations of any other of Phoenix, PNAC, and AmeriConnect, nor shall any of them guaranty or assume one another's obligations to Persons other than Foothill, without the prior written approval of Foothill.

                            (7)    Section 12:

              12     NOTICES.

                     Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection therewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by prepaid telex, TWX, telefacsimile, or telegram (with messenger delivery specified) to Borrower or to Foothill, as the case may be, at its addresses set forth below:





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              If to Borrower:      PHOENIX NETWORK, INC.
                                   PHOENIX NETWORK ACQUISITION CORP.
                                   AMERICONNECT, INC.
                                   1687 Cole Boulevard
                                   Golden, Colorado  80401
                                   Attn:   Jeffrey L. Bailey, Senior Vice
                                           President and Chief Financial Officer
                                   Fax: 303.232.1250


              If to Foothill:      FOOTHILL CAPITAL CORPORATION
                                   11111 Santa Monica Boulevard
                                   Suite 1500
                                   Los Angeles, California 90025-3333
                                   Attn:  Business Finance Division Manager
                                   Fax: 310.478.9788


                     The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section 12, other than notices by Foothill in connection with Sections 9504 or 9505 of the Code, shall be deemed received on the earlier of the date of actual receipt or three (3) days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by Foothill in connection with Sections 9504 or 9505 of the Code shall be deemed sent when deposited in the mail or transmitted by telefacsimile or other similar method set forth above.

                     (8)    Schedules P-1, 5.9, 6.16, and 7.1:

       The aforementioned schedules are replaced by the revised versions thereof attached hereto and incorporated herein by this reference.

                     d. Additional Covenant. With such regularity as Foothill shall require, AmeriConnect shall provide Foothill with a detailed calculation of the amount of the AmeriConnect Kentucky/South Carolina Reserve, certified by the chief financial officer of AmeriConnect.


              2. Representations and Warranties. Borrower hereby represents and warrants to Foothill that (a) the execution, delivery, and performance of this Amendment and of the Agreement, as amended by this Amendment, are within its corporate powers, have been duly authorized by all necessary corporate action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter or bylaws, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected, (b) this Amendment and the Agreement, as amended by this Amendment, constitute Borrower's legal, valid, and binding obligation, enforceable against Borrower in accordance with its terms, and (c) as of the Second Amendment Closing Deadline, (i) the chief executive office of AmeriConnect is located at the address indicated in the first paragraph of this Agreement, and (ii) the Equipment of AmeriConnect is located only at such address and at 6750 West 93rd Street, Suite 110, Overland Park, Kansas 66212.





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              3.     Conditions Precedent to Amendment.  The satisfaction of
each of the following, on or before the Second Amendment Closing Deadline, unless waived or deferred by Foothill in its sole discretion, shall constitute conditions precedent to the effectiveness of this Amendment:

                     a. Payment to Foothill by Borrower in immediately available funds of an amendment fee in the amount of $10,000.00, which fee shall be fully earned, non-refundable, due, and payable, upon the execution and delivery of this Amendment by Foothill and Borrower, and which fee Borrower hereby authorizes Foothill to charge to Borrower's loan account;

                     b. Foothill shall have received each of the following documents, duly executed, and each such document shall be in full force and effect:

                            (1)    a Lockbox Agreement with respect to
                                   AmeriConnect;

                            (2)    the Suretyship Agreement;

                            (3) the Mercantile Pay-Off Letter, together with UCC termination statements and other documentation evidencing the termination by Mercantile Bank of Kansas of its Liens in and to the properties and assets of AmeriConnect; and

                            (4) such financing statements, or amendments or continuations thereof, with respect to Phoenix or PNAC or AmeriConnect, as Foothill reasonably may request to ensure the perfection of its security interests in the Collateral;

                     c. Foothill shall have received a certificate from the Secretary of Phoenix attesting to the incumbency and signatures of authorized officers of Phoenix and to the resolutions of Phoenix's Board of Directors authorizing its execution and delivery of this Amendment and the other Loan Documents to which it is a party and contemplated in this Amendment and the performance of this Amendment, the Agreement as amended by this Amendment, and such other Loan Documents, and authorizing specific officers of Phoenix to execute and deliver the same;

                     d. Foothill shall have received a certificate from the Secretary of PNAC attesting to the incumbency and signatures of authorized officers of PNAC and to the resolutions of PNAC's board of directors or equivalent governing body authorizing its execution and delivery of the Loan Documents to which it is a party and contemplated in this Amendment and the performance of such Loan Documents, and authorizing specific officers of PNAC to execute and deliver the same;

                     e. Foothill shall have received a certificate from the Secretary of AmeriConnect attesting to the incumbency and signatures of authorized officers of AmeriConnect and to the resolutions of AmeriConnect's board of directors or equivalent governing body authorizing its execution and delivery of the Loan Documents to which it is a party and contemplated in this Amendment and the performance of such Loan Documents, and authorizing specific officers of AmeriConnect to execute and deliver the same;

                     f. Foothill shall have received copies of the relevant merger agreements in respect of the merger of Phoenix's acquisition subsidiary with and into AmeriConnect, certified by the Secretary of AmeriConnect as true, correct and complete copies thereof.





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
                     g. Foothill shall have received an opinion of counsel to Borrower in form and substance satisfactory to Foothill in its reasonable discretion;

                     h. Foothill shall have received confirmation UCC searches reflecting the filing of the financing statements, or amendments or continuations thereof, referenced in subsection 3(b)(4) of this Amendment, and reflecting the priority of Foothill's security interest in the Collateral provided for by the Loan Documents;

                     i. The representations and warranties in this Amendment, the Agreement as amended by this Amendment, and the other Loan Documents shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

                     j. No Event of Default or event which with the giving of notice or passage of time would constitute an Event of Default shall have occurred and be continuing on the date hereof, nor shall result from the consummation of the transactions contemplated herein;

                     k. No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any governmental authority against Borrower or Foothill; and

                     l. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Foothill and its counsel.

              4. Condition Subsequent. As a condition subsequent to the initial effectiveness of this Amendment, Borrower shall perform or cause to be performed the following (the failure by Borrower to so perform or cause to be performed constituting an Event of Default):

                     a. within 30 days of the Second Amendment Closing Deadline, deliver to Foothill the certified copies of the policies of insurance in respect of AmeriConnect and its assets and properties, together with the endorsements thereto, as are required by Section 6.12, the form and substance of which shall be satisfactory to Foothill and its counsel.

                     b. within 90 days of the Second Amendment Closing Deadline, deliver to Foothill a duly executed Tri-Party Agreement, in form and substance satisfactory to Foothill, among Foothill, AmeriConnect, and the tape-processing agent for AmeriConnect.

              5. Effect on Agreement; Joinder of AmeriConnect. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate as a waiver of or, except as expressly set forth herein, as an amendment, of any right, power, or remedy of Foothill under the Agreement, as in effect prior to the date hereof. By executing and delivering this
Amendment: (a) AmeriConnect joins itself as a co-borrower under the Loan Documents, assumes joint and several liability for all outstanding Obligations of Phoenix or PNAC, and grants to Foothill liens and security interests on all its right, title, and interest in and to any Collateral to secure all present and future Obligations; and (b) each of Phoenix and PNAC consents to such joinder, assumption, and grant by AmeriConnect. All provisions of the Agreement, as amended by this Amendment, that refer to

AmeriConnect or add in AmeriConnect as a co-borrower, shall be effective prospectively from and after the effective date of this Amendment.

              6. Further Assurances. Borrower shall execute and deliver all agreements, documents, and instruments, in form and substance satisfactory to Foothill, and take all actions as Foothill may reasonably request from time to time, to perfect and maintain the perfection and priority of Foothill's security interests in the Collateral, and to fully consummate the transactions contemplated under this Amendment and the Agreement, as amended by this Amendment.

              7.     Miscellaneous.

                     a. Upon the effectiveness of this Amendment, each reference in the Agreement to "this Agreement", "hereunder", "herein", "hereof" or words of like import referring to the Agreement shall mean and refer to the Agreement as amended by this Amendment.

                     b. Upon the effectiveness of this Amendment, each reference in the Loan Documents to the "Loan Agreement", "thereunder", "therein", "thereof" or words of like import referring to the Agreement shall mean and refer to the Agreement as amended by this Amendment.

                     c. As used in this Amendment, "Second Amendment Closing Deadline" means December 31, 1996.

                     d. This Amendment shall be governed by and construed in accordance with the laws of the State of California.

                     e. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.

              IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.



                                   FOOTHILL CAPITAL CORPORATION,
                                   a California corporation


                                   By /s/ Kurt Marsden
                                     ----------------------------------

                                   Title: Assistant Vice President
                                         ------------------------------

                                   PHOENIX NETWORK, INC., a Delaware
                                   corporation


                                   By /s/ Wallace M. Hammond
                                     ----------------------------------

                                   Title: President and CEO
                                         ------------------------------



                                   PHOENIX NETWORK ACQUISITION CORP., a
                                   Delaware corporation


                                   By /s/ Wallace M. Hammond
                                      ---------------------------------

                                   Title: President and CEO
                                         ------------------------------



                                   AMERICONNECT, INC., a Delaware corporation


                                   By /s/ Wallace M. Hammond
                                     ----------------------------------

                                   Title: President
                                         ------------------------------